SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   March 16, 2011

MEMSIC, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33813	04-3457049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Tech Drive, Suite 325, Andover, MA 01810
 (Address of principal executive offices) (Zip Code)

One Tech Drive, Suite 325, Andover, MA 01810
 (Mailing Address)

(978) 738-0900
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2011, Quan Zhou, Ph. D. was appointed as a member of our Board of Directors, to serve as a Class III director for a term ending at our 2013 annual meeting of stockholders.  Dr. Zhou is a Managing Director and General Partner at IDG Capital Partners, whose affiliated funds are stockholders of the Company.  Dr. Zhou’s relationship to these stockholders is described in a Schedule 13G/A filed with the Securities and Exchange Commission on February 2, 2010.  Dr. Zhou has not been appointed to any committees of the Board of Directors and there are no arrangements or understandings between Dr. Zhou and any other persons pursuant to which he was elected to serve on the Board.  Dr. Zhou will receive compensation in accordance with the terms of our compensation policy for directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMSIC, INC.

By:	/s/ Patricia Niu
Patricia Niu Chief Financial Officer

Date:  March 21, 2011